Exhibit 3.1.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             RAM-Z ENTERPRISES, INC

     We the undersigned natural persons of the age of twenty -one (21) years or more, acting as incorporators of a corporation under the General Corporation Law of Delaware, adopt the following Articles of Incorporation for such corporation.


                                    ARTICLE I


                                      NAME
                        The name of this corporation is,
                  RAM_Z ENTERPRISES, INC. [NAME OF CORPORATION]



                                   ARTICLE II


                                    DURATION


                 The duration of this corporation is perpetual.


                                   ARTICLE III


          The  purpose or purposses for which this corporation is organized are:
(a) To engage in the general practice of purchasing, selling, licensing, manufacturing or marketing of products of any kind whatsoever; to purchase , acquire, own, hold, lease, mortgage, encumber, sell, and dispose of any and all kinds and character of property, real and personal and mixed (the foregoing particular enumeration in no sense used by way of exclusion or limitation) and while the owner thereof, to exercise all the rights to vote thereon.
(b) To invest in high technology products, whether it be without limitation as to the foregoing computer technology, medical devices and any and all other manner of high technology products.
(c) To borrow and lend money with or without security, and to endorse or otherwise guarantee the obligations of others.
(d) To act as principal or agent for others and receive compensation for all services which it may render in the performance of the duties of an agency character.
(e) To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and o hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities of stock, or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts of other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivision, agencies or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.
(f) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conductive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals agents, partners trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

(g) The foregoing clauses shall be construed both as purpose and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Delaware; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers specified in each of the paragraphs of this
Article  III  shall  be  regarded  as  independent  purposes  and  powers.


                                   ARTICLE IV
                                      STOCK

     The aggregate number of shares which this corporation shall have authority to issue is fifty million (50,000,000) shares of par value stock at $.001 per share. All stock of the corporation shall be or the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.


                                    ARTICLE V
                                    AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


                                   ARTICLE VI
                               SHAREHOLDER RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.


                                   ARTICLE VII
                                 CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least ONE THOUSAND DOLLARS ($1,000) has been received for issuance of shares.


                                  ARTICLE VIII
                            INITIAL OFFICE AND AGENT
     The address of this corporation's initial registered office and the name of its original registered agent as such address is.

                             THE COMPANY CORPORATION
                             THREE CHRISTINA CENTRE
                              201 N. Walnut Street
                              Wilmington, DE 19801
                              County of New Castle

                                   ARTICLE IX
                                    DIRECTORS

     The number of Directors constituting the initial Board of Directors of this corporation is three (3). The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                                  GREGORY AURRE
                                 155 E. 34th St.
                                  NY, NY 10016

                                  AMERIKA AURRE
                                 155 E. 29th St.
                                  NY, NY 10016

                                EDWARD GREENBAUM
                                 300 E. 57th St.
                                  NY, NY 10021


                                    ARTICLE X
                                  INCORPORATORS

The  name  and  address  of  each  incorporator  is:
                                  REGINA CEPHAS
                             THREE CHRISTINA CENTRE
                              201 N. WALNUT STREET
                              WILMINGTON, DE 19801

          COMMON  DIRECTORS  -  TRANSACTIONS  BETWEEN  CORPORATIONS

     No contact or other transaction between this corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if:
(a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors or;
(b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or by written consent; or
(c) the contract or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes approves or ratifies such contractor transaction.

                     DATED  this  17th day  of  May.  1994
                                  --------     -----


                                                    /s/  Regina  Cephas
                                                    -------------------
                                                         Regina  Cephas